Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

DNAPrint Genomics, Inc.

Sarasota, Florida

Gentlemen:

As independent registered certified public accountants, we hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 8, 2007, with respect to the consolidated financial statements of DNAPrint Genomics, Inc. as of and for the year ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Pender Newkirk & Company, LLP

Certified Public Accountants

Tampa, Florida

April 10, 2007